Boveran Diagnostics, Inc. announces planned acquisition of New York based pathology lab, Sophora Diagnostic Lab, Inc.

Oxford, MS --- Boveran Diagnostics, Inc. (“Boveran”) today announced its has executed a Letter of Intent (“LOI”) to acquire a majority interest in Sophora Diagnostic Lab, Inc., a New York based cancer pathology lab (“Sophora”).

Pursuant to the LOI, Dr. Mikhail Kantius will join Boveran Diagnostics as the Company’s Chief Pathologist and Director of Lab operations and Business Development for pathology lab services.

Sophora is Boveran’s first planned acquisition and headquarters for its new cancer detection system designs and technologies.  Additional acquisitions are planned and will be announced as part of the Boveran’s lab network revenue and growth plan.

Boveran will soon publish guidance on its planned acquisitions, complete business plan information, revenue models, and details on its new development initiative for its next generation fully-automated computer imaging cancer detection platform.

About Boveran Diagnostics, Inc.

Boveran Diagnostics, Inc. develops cancer detection technologies and markets this technology to pathology laboratories and other cancer diagnostic laboratories. The Company believes that the application of automated cancer detection technologies will provide physicians and laboratories with the genomic information necessary to determine the presence or absence of cancer by reducing the uncertainty for the pathologist and consumer by decreasing false positive and false negatives resulting from current conventional cancer diagnostic techniques. The Company’s website can be found at www.boveran.com.

SEC Filings and Forward-Looking Statements

Additional information regarding Boveran Diagnostics, Inc, is contained in a Report on Form 8-K and Form 10-Q, filed with the Securities and Exchange Commission on July 31, 2008 and August 14, 2008, respectively, by Z Yachts, Inc.

Certain statements made in this release are forward-looking statements. Forward-looking statements are based on the then-current expectations, beliefs, assumptions, estimates and forecasts about the business of Boveran Diagnostics, Inc. and the industries and markets in which Boveran Diagnostics, Inc. operates. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or implied by these forward-looking statements. Boveran Diagnostics, Inc. expressly disclaims any intent or obligation to update these forward-looking statements to conform the statement to actual results or changes in the Company's expectations, except as otherwise specifically stated.

Investor Relations:

Contact: Boveran Diagnostics, Inc., info@boveran.com